Exhibit 10.1

HPT IHG PR, Inc.
HPT State Street TRS LLC
HPT TRS IHG-2, Inc.
Two Newton Place

255 Washington Street, Suite 300
Newton, Massachusetts 02458

July 23, 2020

Via FEDERAL EXPRESS AND EMAIL

NOTICE OF EVENT OF DEFAULT AND TERMINATION

InterContinental Hotels, Inc.

InterContinental Hotels Group Resources, Inc.

IHG Management (Maryland) LLC

InterContinental Hotels Group (Canada), Inc.

c/o Six Continents Hotels, Inc.

Three Ravinia Drive, Suite 100

Atlanta, Georgia 30346

Attn: Vice President of Operations

KHRG Allegro, LLC

KHRG State Street, LLC

Kimpton Hotel & Restaurant Group, LLC

222 Kearny Street - Suite 200

San Francisco, California 94108

Intercontinental Hotels (Puerto Rico) Inc.

c/o InterContinental Hotels Group

Three Ravinia Drive, Suite 100

Atlanta, Georgia  30346

Attn:  Robert Chitty

Re:	The SVC/IHG Portfolio Agreements set forth on Schedule 1 (collectively, the “SVC/IHG Portfolio Agreements”)

Ladies and Gentlemen:

Reference is made to the SVC/IHG Portfolio Agreements. Capitalized terms used and not otherwise defined in this letter shall have the meanings given such terms on Schedule 1 or in the SVC/IHG Portfolio Agreements.

The IHG Parties did not pay the SVC Parties the full amounts of Owner’s Priority (including, without limitation, Owner’s First Priority and Owner’s Pool B Priority) and Minimum Rent that were due on July 1, 2020 under the SVC/IHG Portfolio Agreements. After applying the entire remaining Deposit against the shortfall, the balance due to the SVC Parties as of July 1 was $8,395,250. Failure to pay all such amounts in full regardless of any inadequacy of Gross Revenues or Operating Profits constitutes a Manager Event of Default under Section 17.1 of the Management Agreements and an Event of Default under Section 12.1 of the PR Lease. Delinquent amounts accrue interest at the applicable Interest Rate under each SVC/IHG Portfolio Agreement.

Pursuant to Section 10.3 of the Management Agreements and Section 12.1 of the PR Lease, the SVC Parties elect to terminate the Management Agreements and the PR Lease effective November 30, 2020.

InterContinental Hotels Group Resources, Inc., et. al.

July 23, 2020

Failure to pay the full installments of Owner’s Priority and Minimum Rent due on August 1, 2020 will constitute an additional Manager Event of Default under the Management Agreements and an additional Event of Default under the PR Lease.

Pursuant to the SVC/IHG Portfolio Agreements, the IHG Parties may avoid the termination of the SVC/IHG Portfolio Agreements by paying all amounts then due on or before August 24, 2020.

This notice shall not be deemed as a waiver of any other Manager Events of Default or Events of Default that may exist under the SVC/IHG Portfolio Agreements, or any other defaults that may exist under any other agreements related thereto, or any other rights or remedies that the SVC Parties might be entitled to exercise under the SVC/IHG Portfolio Agreements or any related agreement, at law and/or in equity. The SVC Parties may elect, prior to the effective date of termination of the Management Agreements and the PR Lease, to exercise their right to cause the IHG Parties to continue to manage one or more of the hotels in accordance with Section 17.5 of the Management Agreements and Section 5.3.1(k) of the PR Lease.

Sincerely yours,

HPT IHG PR, Inc.
HPT State Street TRS LLC
HPT TRS IHG-2, Inc.

By:	/s/ John G. Murray
John G. Murray
President

cc:	InterContinental Hotels Group Resources, Inc.
IHG Management (Maryland) LLC
InterContinental Hotels Group (Canada), Inc.
Intercontinental Hotels, Inc.
c/o Six Continents Hotels, Inc.
Three Ravinia Drive, Suite 100
Atlanta, Georgia 30346
Attn: General Counsel – Operations

KHRG Allegro, LLC
KHRG State Street LLC
Kimpton Hotel & Restaurant Group
222 Kearney Street – Suite 200
San Francisco, California 94108
Attn: General Counsel

Alston & Bird LLP
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309
Attn: Timothy Pakenham, Esq.

SCHEDULE 1

SVC/IHG PORTFOLIO AGREEMENTS

1.	Lease Agreement, dated as of February 16, 2005, between HPT IHG PR, Inc., as landlord (“PR Landlord”), and Intercontinental Hotels (Puerto Rico) Inc., as tenant (“PR Tenant”), as amended (as so amended, the “PR Lease”).

2.	Management Agreement, dated as of July 1, 2011, among HPT TRS IHG-2, Inc. (for itself and as successor by merger with HPT TRS IHG-1, Inc. and HPT TRS IHG-3, Inc.), as owner (“Owner”), and Intercontinental Hotels Group Resources, Inc., IHG Management (Maryland) LLC, and Intercontinental Hotels Group Canada, Inc., as manager (collectively, “Manager”), as amended (as amended, the “Master Management Agreement”).

3.	Amended and Restated Management Agreement, dated as of February 1, 2017, between Owner, as owner, and KHRG Allegro, LLC, as manager (“Chicago Allegro Manager”) (the “Chicago Allegro Management Agreement”).

4.	Amended and Restated Management Agreement, dated as of October 9, 2019, between HPT State Street TRS LLC, as owner (“Chicago Owner”), and Kimpton Hotel & Restaurant Group, LLC, and KHRG State Street, LLC, as manager (the “Chicago Palomar Manager”) (the “Chicago Palomar Management Agreement”).

Definitions:

“IHG Parties” shall mean, collectively, PR Tenant, Manager, Chicago Allegro Manager and Chicago Palomar Manager.

“Management Agreements” shall mean, collectively, the Master Management Agreement, the Chicago Allegro Management Agreement and the Chicago Palomar Management Agreement.

“SVC Parties” shall mean, collectively, PR Landlord, Owner and Chicago Palomar Owner.